MORGAN STANLEY CAPITAL OPPORTUNITIES TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JUNE 1, 2009 - NOVEMBER 30, 2009

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
                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------
                                                                                                   BofA, Merrill
                                                                                                   Lynch, Morgan
                                                                                                   Stanley, J.P.
                                                                                                   Morgan, Wells
                                                                                                  Fargo Securities,     Merrill
     Verisk       10/06/09     --     $22.000      $271,679          51,870      0.06%    3.05%   William Blair &        Lynch
 Analytics Inc.                                                                                  Company, Fox-Pitt
                                                                                                   Kelton Cochran
                                                                                                  Caronia Waller,
                                                                                                  Keefe, Bruyette
                                                                                                       & Wood
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